EXHIBITS 5.1 AND 23.3

OPINION OF SCHNEIDER WEINBERGER LLP

Schneider Weinberger LLP
2200 Corporate Blvd., N.W., Suite 210
Boca Raton, FL 33431
Telephone: (561) 362-9595
Facsimile No. (561) 362-9612

February 29, 2012

Inuvo, Inc.
15550 Lightwave Drive, Suite 300
Clearwater, FL 33760

Re:	Inuvo, Inc., a Nevada corporation (the "Company")
Registration Statement on Form S-8 (the "Registration Statement") ,

Gentlemen:

This opinion is furnished to you in connection with the Registration Statement to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,685,945 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued pursuant to restricted stock grants and/or upon exercise of options granted and to be granted under the Company’s 2010 Equity Compensation Plan, as amended (the “Plan”).

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement to be filed with the SEC. In giving this opinion and such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

By:	/s/ Schneider Weinberger LLP
Schneider Weinberger LLP